Exhibit 99

HARBOR FLORIDA BANCSHARES, INC. ANNOUNCES
THIRD QUARTER EARNINGS INCREASE

FOR IMMEDIATE RELEASE: JULY 14, 2004

         (Fort Pierce, FL) Harbor Florida Bancshares, Inc. ("the Company") (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank ("Harbor Federal"), announced today that diluted earnings per share for its third fiscal quarter ended June 30, 2004, increased 4.8% to 44 cents per share on net income of $10.3 million, compared to 42 cents per share on net income of $9.6 million for the same period last year. Diluted earnings per share for the nine months ended June 30, 2004, increased 5.7% to $1.29 per share on net income of $29.9 million, compared to $1.22 per share on net income of $28.2 million for the same period last year. The increases for both the quarter and fiscal year to date were due primarily to increased net interest income, resulting from an increase in average interest-earning assets due to purchases of mortgage-backed securities and originations of loans. This growth was funded with low cost core deposits and FHLB advances. The increase in net interest income was supplemented by an increase in other income and was partially offset by an increase in other expenses.

         Harbor Florida Bancshares, Inc.'s Board of Directors declared a quarterly dividend of 16 cents per share for the third quarter. The dividend is payable August 20, 2004 to shareholders of record as of July 23, 2004.

FINANCIAL CONDITION

         Total assets increased to $2.592 billion at June 30, 2004, from $2.352 billion at September 30, 2003. Total net loans increased to $1.832 billion at June 30, 2004, from $1.611 billion at September 30, 2003. Total deposits increased to $1.740 billion at June 30, 2004, from $1.550 billion at September 30, 2003.

         Strong loan originations contributed to net increases of $82.7 million in residential one-to-four family mortgage loans, $44.4 million in land loans, $54.2 million in nonresidential mortgage loans, $29.3 million in consumer loans, and $11.9 million in commercial business loans for the nine months ended June 30, 2004. Residential one-to-four mortgage loan originations increased 19.5% from the same period last year to $571.8 million for the nine months ended June 30, 2004. Commercial real estate loan originations increased 51.9% to $175.1 million for the nine months ended June 30, 2004. Consumer loan originations increased 37.5% to $121.4 million for the nine months ended June 30, 2004. Commercial business loan originations were $36.3 million for the nine-month period, up 24.7% from the same period last year.

         The increase in deposits for the nine months was due primarily to a net increase of $172.5 million in core deposits, and $16.9 million in certificate accounts. This change reflects the Company's emphasis on growing transaction accounts, the customer's preference for shorter-term investments in a low interest rate environment and growth in the Company's market area.

RESULTS OF OPERATIONS

         Net interest income increased 12.2% to $24.4 million for the quarter ended June 30, 2004, from $21.7 million for the quarter ended June 30, 2003 as a result of a 14.9% increase in average interest-earning assets that were funded primarily with low cost core deposits and FHLB advances. The average balance of mortgage-backed securities increased $335.6 million, partially offset by a decrease of $174.4 million in investment securities and $36.7 million in interest-bearing deposits in other banks from the same period last year. The Company's investment strategy has been to shift the securities portfolio from lower yielding, shorter term investment securities into higher yielding balloon mortgage-backed securities, with expected average lives in the three to four year range. Average total loans increased by $194.3 million. The average balance of core deposits and FHLB advances increased by $221.9 million and $91.4 million, respectively. The average balance of core deposits increased to 51.6% of total average deposits from 44.5% for the same quarter last year.

         Provision for loan losses was $503,000 for the quarter ended June 30, 2004, compared to $659,000 for the quarter ended June 30, 2003. The provision for the quarter ended June 30, 2004 was principally comprised of a charge of $607,000 due to increased credit risk resulting from growth in the loan portfolio, primarily commercial real estate loans, partially offset by a decrease in the level of classified loans.

         Other income increased to $7.0 million for the quarter ended June 30, 2004, from $5.8 million for the quarter ended June 30, 2003. This increase was due primarily to increases of $990,000 and $360,000, respectively, in non-operating gains on sale of equity securities and premises and equipment, and an increase of $777,000 in other fees and service charges, partially offset by a decrease of $969,000 in gain on sale of mortgage loans. The increase in other fees and service charges was primarily due to growth in transaction accounts. The decrease in gain on sale of mortgage loans was due primarily to a decline in the originations of fixed-rate residential mortgage loans available for sale partly as a result of a change in customer preference to adjustable rate loans.

         Other expenses increased to $13.5 million for the quarter ended June 30, 2004, from $11.0 million for the quarter ended June 30, 2003. This increase was due primarily to increases of $863,000 in compensation and benefits, $222,000 in occupancy, $128,000 in data processing services. Other expense increased $1.2 million primarily due to the recognition of a non-deductible excise tax assessed by the Internal Revenue Service ("IRS") of $873,000 related to an operational adjustment in the Company's Employee Stock Ownership Plan ("ESOP"). The Company has recognized an expense for the proposed IRS assessment but is contesting both its validity and the amount thereof.

         Income tax expense increased to $7.1 million for the quarter ended June 30, 2004, from $6.2 million for the quarter ended June 30, 2003. The effective tax rate was 40.8% for the quarter ended June 30, 2004 and 39.2% for the same period last year. The increase in the tax rate is primarily due to the $873,000 non-deductible ESOP excise tax.

ASSET QUALITY

         Nonperforming loans decreased to $2.1 million at June 30, 2004 from $2.3 million at June 30, 2003. Net chargeoffs for the nine months ended June 30, 2004 decreased to $47,000 compared to $141,000 for the same period last year. The ratio of the allowance for loan losses to total net loans decreased to .95% of loans as of June 30, 2004, from 1.01% of total net loans for the same period last year. The allowance for loan losses remains sufficient to cover losses inherent in the loan portfolio.

BRANCH AND INSURANCE EXPANSION

         Harbor Federal opened two new branches during the third quarter as well as completed the relocation of its north Port St. Lucie branch into new facilities at Prima Vista Crossing Shopping Center. The new branches are in south Vero Beach on Oslo Road and in Merritt Island at the Publix Shopping Center at Courtenay Parkway (Route 3) and Florida Boulevard. During the fourth fiscal quarter, Harbor Federal will expand into Lake County with a new branch in Clermont at US 27 and Citrus Tower Boulevard.

         Harbor Insurance Agency, a subsidiary of Harbor Federal, also opened one new office in Brevard County during the quarter. Harbor Insurance Agency is headquartered in Fort Pierce, Florida and now has five full service locations along Florida's East Coast.

TREASURY STOCK REPURCHASES

         Harbor Florida Bancshares, Inc.'s Board of Directors has previously approved a stock repurchase program permitting the Company to acquire up to 1,200,000 shares of its common stock subject to market conditions. The Company has repurchased 512,677 shares under the current stock repurchase program. As of June 30, 2004, the Company has a total of 7,993,787 shares held as treasury stock.

         Harbor Federal is located in Fort Pierce, Florida and has 35 offices located in a six-county area of East Central Florida. Harbor Florida Bancshares, Inc. common stock trades on the NASDAQ National Market under the symbol HARB.

         Financial highlights for Harbor Florida Bancshares, Inc. are attached.



CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; H. Michael Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.

HARBOR FLORIDA BANCSHARES, INC.

                                                             June 30,          September 30,
                                                               2004                2003
                                                               ----                ----
                                                                    (In Thousands)
Selected Consolidated Financial Data:
     Total assets                                      $    2,592,190       $    2,352,071

     Loans, gross                                           1,849,733            1,627,584
     Allowance for loan losses                                 17,454               16,199
      Net loans                                             1,832,279            1,611,385

     Loans held for sale                                        3,716                2,648
     Interest-bearing deposits                                  5,528                4,432
     Investment securities                                    139,528              296,935
     Mortgage-backed securities                               468,431              308,075
     Real estate owned                                            333                  906
     Goodwill                                                   3,591                3,719
     Deposits                                               1,739,670            1,550,260
     FHLB advances                                            544,497              503,511
     Stockholders' equity                                     277,816              261,883
     # of common shares outstanding                            23,788               23,780




                                                                    Three months ended                    Nine months ended
                                                                         June 30,                             June 30,
                                                                        --------                              --------
                                                                2004                 2003               2004           2003
                                                                ----                 ----               ----           ----
                                                                           (In Thousands Except per Share Data)
Selected Consolidated Operating Data:
     Interest income                                   $       36,007   $           33,575     $      105,242   $    101,060
     Interest expense                                          11,649               11,869             35,042         37,806
                                                              -------              -------            -------        -------
     Net interest income                                       24,358               21,706             70,200         63,254
     Provision for loan losses                                    503                  659              1,302          1,612
                                                              -------              -------            -------        -------

     Net interest income after provision for loan losses       23,855               21,047             68,898         61,642
     Other income:
       Fees and service charges                                 3,974                3,197             10,853          9,634
       Insurance commissions and fees                             923                  860              2,529          2,042
       Gain on sale of mortgage loans                             297                1,266              1,707          3,698
       Gain on sale of equity securities                        1,379                  389              1,998            999
       Gain on sale of debt securities                              -                    -                248              -
       Gain on sale of premises and equipment                     342                  (18)               334            (17)
       Other                                                       50                   60                320            150
                                                              -------              -------            -------        -------
     Total other income                                         6,965                5,754             17,989         16,506
     Other expenses:
       Compensation and benefits                                7,483                6,620             21,836         18,883
       Occupancy                                                1,773                1,551              5,109          4,464
       Other                                                    4,205                2,868             10,365          8,432
                                                              -------              -------            -------        -------
     Total other expenses                                      13,461               11,039             37,310         31,779
                                                              -------              -------            -------        -------
     Income before income taxes                                17,359               15,762             49,577         46,369
     Income tax expense                                         7,090                6,187             19,689         18,173
                                                              -------              -------            -------        -------
     Net income                                        $       10,269   $            9,575     $       29,888   $     28,196
                                                              =======              =======            =======        =======

     Net income per share:
       Basic                                           $         0.45   $             0.43     $         1.32   $       1.25
       Diluted                                         $         0.44   $             0.42     $         1.29   $       1.22


     Weighted average shares outstanding
       Basic                                                   22,610               22,611             22,606         22,586
       Diluted                                                 23,139               23,241             23,150         23,170


HARBOR FLORIDA BANCSHARES, INC.

                                                              Three months ended                    Nine months ended
                                                                   June 30,                            June 30,
                                                                   --------                            --------
                                                           2004              2003               2004                2003
                                                           ----              ----               ----                ----
Selected Financial Ratios:
   Performance Ratios:
   Return on average assets (1)                            1.62 %            1.73 %             1.62 %             1.75 %
   Return on average stockholders' equity (1)             15.05 %           15.08 %            14.82 %            15.21 %
   Book value per share                             $     11.68        $    10.74        $     11.68         $    10.74
   Net interest rate spread (1)                            3.80 %            3.83 %             3.76 %             3.80 %
   Net interest margin (1)                                 3.97 %            4.07 %             3.95 %             4.06 %
   Non-interest expense to average assets (1)              2.12 %            2.00 %             2.02 %             1.97 %
   Net interest income to non-interest
      expense (1)                                          1.81 x            1.96 x             1.88 x             1.99 x
   Average interest-earning assets to
      average interest-bearing liabilities               109.32 %          110.88 %           109.62 %           110.78 %
   Efficiency ratio (1)                                   43.10 %           42.83 %            43.52 %            42.40 %


   Asset Quality Ratios:
   Non-performing assets to total assets                   0.09 %            0.14 %             0.09 %             0.14 %
   Allowance for loan losses to
      total loans                                          0.95 %            1.01 %             0.95 %             1.01 %
   Allowance for loan losses to
      classified loans                                   322.92 %          182.34 %           322.92 %           182.34 %
   Allowance for loan losses to
      non-performing loans                               838.13 %          696.39 %           838.13 %           696.39 %


   Capital Ratios:
   Average shareholders' equity to
      average assets                                      10.73 %           11.50 %            10.91 %            11.51 %
   Shareholders' equity to assets
      at period end                                       10.72 %           11.24 %            10.72 %            11.24 %

   (1) Ratio is annualized.




                                                             Three months ended                 Nine months ended
                                                                 June 30,                           June 30,
                                                                 --------                           --------
                                                        2004              2003              2004                2003
                                                        ----              ----              ----                ----
                                                                               (In Thousands)
Selected Average Balances:
   Total assets                                     $ 2,556,386        $ 2,215,017      $  2,468,301        $  2,153,781
   Interest earning assets                            2,460,283          2,141,463         2,378,975           2,081,041
   Gross loans                                        1,780,361          1,586,037         1,704,192           1,570,675
   Stockholders' equity                                 274,343            254,644           269,364             247,882
   Deposits                                           1,709,192          1,481,411         1,640,571           1,433,098

Asset Quality:
   Nonaccrual loans                                       2,083              2,276             2,083               2,276
   Net charge-offs                                            9                  3                47                 141

Loan Originations:
   Residential                                          245,395            166,217           571,769             478,293
   Commercial real estate                                70,346             57,711           175,143             115,309
   Consumer                                              49,822             34,089           121,448              88,330
   Commercial business                                   16,413             11,842            36,254              29,067

Loan Sales:                                              17,806             38,718            71,118             121,038

HARBOR FLORIDA BANCSHARES, INC.

                                                                                 For the three months ended
                                                                                 --------------------------
                                                                June 30,       Mar. 31,      Dec. 31,    Sept. 30,     June 30,
                                                                  2004          2004          2003          2003         2003
                                                                  ----          ----          ----          ----         ----

                                                                              (In Thousands Except Per Share Data)

Selected Consolidated Operating Data:
   Interest income                                           $  36,007     $  35,099     $  34,136     $  33,846     $  33,575
   Interest expense                                             11,649        11,658        11,734        11,859        11,869
                                                             ---------     ---------     ---------     ---------     ---------
   Net interest income                                          24,358        23,441        22,402        21,987        21,706
   Provision for loan losses                                       503           351           448           334           659
                                                             ---------     ---------     ---------     ---------     ---------

   Net interest income after provision for loan losses          23,855        23,090        21,954        21,653        21,047
   Other income:
     Fees and service charges                                    3,974         3,495         3,385         3,329         3,197
     Insurance commissions and fees                                923           884           721           726           860
     Gain on sale of mortgage loans                                297           669           741           473         1,266
     Gain on sale of equity securities                           1,379           307           311           304           389
     Gain on sale of debt securities                                 -           248             -           361             -
     Gain (loss) on sale of premises and equipment                 342            (2)           (6)            -           (18)
     Other                                                          50           100           176            80            60
                                                             ---------     ---------     ---------     ---------     ---------
   Total other income                                            6,965         5,701         5,328         5,273         5,754
   Other expenses:
     Compensation and benefits                                   7,483         7,343         7,010         6,763         6,620
     Occupancy                                                   1,773         1,705         1,632         1,606         1,551
     Other                                                       4,205         3,210         2,954         2,878         2,868
                                                             ---------     ---------     ---------     ---------     ---------
   Total other expenses                                         13,461        12,258        11,596        11,247        11,039
                                                             ---------     ---------     ---------     ---------     ---------
   Income before income taxes                                   17,359        16,533        15,686        15,679        15,762
   Income tax expense                                            7,090         6,462         6,137         6,015         6,187
                                                             ---------     ---------     ---------     ---------     ---------
   Net income                                                $  10,269     $  10,071     $   9,549     $   9,664     $   9,575
                                                             =========     =========     =========     =========     =========

   Net income per share:
     Basic                                                   $    0.45     $    0.45     $    0.42     $    0.43     $    0.43
     Diluted                                                 $    0.44     $    0.44     $    0.41     $    0.42     $    0.42

HARBOR FLORIDA BANCSHARES, INC.


                                                                              Three months ended June 30,
                                                                              ---------------------------
                                                                      2004                                  2003
                                                                      ----                                  ----
                                                     Average     Interest&      Yield/        Average     Interest&      Yield/
                                                     Balance      Dividend       Rate         Balance     Dividend        Rate
                                                     -------      --------       ----         -------     ---------       ----
                                                                               (Dollars in Thousands)
Analysis of Net Interest Income:
   Assets:
   Interest-earning assets :
        Interest-bearing deposits                  $    7,047   $       17         0.94%    $   43,737   $      127         1.15%
        Investment securities                         186,089        1,216         2.62        360,500        2,482         2.75
        Mortgage-backed securities                    486,786        4,726         3.88        151,189        1,938         5.13
        Mortgage loans                              1,520,536       25,677         6.76      1,373,583       25,262         7.36
        Other loans                                   259,825        4,371         6.77        212,454        3,766         7.11
                                                   ----------   ----------   ----------     ----------   ----------   ----------
   Total interest-earning assets                    2,460,283       36,007         5.86      2,141,463       33,575         6.28
                                                                ----------   ----------                  ----------   ----------
   Total noninterest-earning assets                    96,103                                   73,554
                                                   ----------                               ----------
   Total assets                                    $2,556,386                               $2,215,017
                                                   ==========                               ==========

   Liabilities and Stockholders' Equity:
   Interest-bearing liabilities
      Deposits:
        Transaction accounts                       $  706,976   $      646         0.37%    $  513,081   $      531        0.42%
        Passbook savings                              158,790          102         0.26        132,316          120        0.36
        Official checks                                15,690            -            -         14,134            -           -
        Certificate accounts                          827,736        5,067         2.46        821,880        5,739        2.80
                                                   ----------   ----------   ----------     ----------   ----------   ----------
        Total deposits                              1,709,191        5,815         1.37      1,481,411        6,390        1.73
      FHLB advances                                   540,478        5,822         4.27        449,122        5,467        4.82
      Other borrowings                                    814           12         6.00            883           12        5.48
                                                   ----------   ----------   ----------     ----------   ----------   ----------
   Total interest-bearing liabilities               2,250,484       11,649         2.05      1,931,416       11,869        2.45
                                                                ----------   ----------                  ----------   ----------
   Noninterest-bearing liabilities                     31,559                                   28,957
                                                   ----------                               ----------
   Total liabilities                                2,282,043                                1,960,373
   Stockholders' equity                               274,343                                  254,644
                                                   ----------                               ----------
   Total liabilities and
      stockholders' equity                         $2,556,386                               $2,215,017
                                                   ==========                               ==========
   Net interest income/
      interest rate spread                                      $   24,358         3.80%                 $   21,705        3.83%
                                                                ==========   ==========                  ==========   ==========
   Net interest-earning assets/
      net interest margin                          $  209,799                      3.97%    $  210,047                      4.07%
                                                   ==========                ==========     ==========                 ==========
   Interest-earning assets to
      interest-bearing liabilities                                               109.32%                                  110.88%
                                                                             ==========                                ==========


HARBOR FLORIDA BANCSHARES, INC.


                                                                               Nine months ended June 30,
                                                                               --------------------------
                                                                   2004                                      2003
                                                                   ----                                      ----
                                                    Average     Interest &     Yield/         Average     Interest &     Yield/
                                                    Balance      Dividend       Rate          Balance      Dividend       Rate
                                                    -------      --------       ----          -------      --------       ----
                                                                                (Dollars in Thousands)
Analysis of Net Interest Income:
   Assets:
   Interest-earning assets :
        Interest-bearing deposits                  $   10,444   $       72         0.91%    $   63,167    $      635         1.33%
        Investment securities                         236,774        4,578         2.58        290,324         6,567         3.02
        Mortgage-backed securities                    427,564       12,719         3.97        156,875         6,604         5.61
        Mortgage loans                              1,457,801       75,324         6.89      1,366,850        76,230         7.44
        Other loans                                   246,391       12,549         6.80        203,825        11,024         7.23
                                                   ----------   ----------   ----------     ----------    ----------   ----------
   Total interest-earning assets                    2,378,975      105,242         5.90      2,081,041       101,060         6.48
                                                                ----------   ----------                   ----------   ----------
   Total noninterest-earning assets                    89,326                                   72,740
                                                   ----------                               ----------
   Total assets                                    $2,468,301                               $2,153,781
                                                   ==========                               ==========

   Liabilities and Stockholders' Equity:
   Interest-bearing liabilities
      Deposits:
        Transaction accounts                       $  651,243   $    1,929         0.40%    $  478,070    $    1,757         0.40%
        Passbook savings                              151,376          298         0.26        124,862           388         0.42
        Official checks                                15,838            -            -         15,567             -            -
        Certificate accounts                          822,114       15,334         2.49        814,599        19,083         3.13
                                                   ----------   ----------   ----------     ----------    ----------   ----------
        Total deposits                              1,640,571       17,561         1.43      1,433,098        21,228         1.98
      FHLB advances                                   528,719       17,444         4.34        444,990        16,556         4.91
      Other borrowings                                    832           37         6.01            498            22         5.95
                                                   ----------   ----------   ----------     ----------    ----------   ----------
   Total interest-bearing liabilities               2,170,122       35,042         2.14      1,878,586        37,806         2.68
                                                                ----------   ----------                   ----------   ----------
   Noninterest-bearing liabilities                     28,815                                   27,313
                                                   ----------                               ----------
   Total liabilities                                2,198,937                                1,905,899
   Stockholders' equity                               269,364                                  247,882
                                                   ----------                               ----------

   Total liabilities and
      stockholders' equity                         $2,468,301                               $2,153,781
                                                   ==========                               ==========
   Net interest income/
      interest rate spread                                      $   70,200         3.76%                  $   63,254         3.80%
                                                                ==========   ==========                   ==========   ==========
   Net interest-earning assets/
      net interest margin                          $  208,853                      3.95%    $  202,455                       4.06%
                                                   ==========                ==========     ==========                 ==========
   Interest-earning assets to
      interest-bearing liabilities                                               109.62%                                   110.78%
                                                                             ==========                                ==========